EXHIBIT 99.1
AMENDMENT TO
STOCK APPRECIATION RIGHTS AGREEMENT
UNITEDGLOBALCOM, INC.
2003 EQUITY INCENTIVE PLAN
Amended and restated effective October 17, 2003
Preamble
This Amendment (“Amendment”) is made as of November 30, 2005, by and between UnitedGlobalCom, Inc. (“UGC”) and the individual whose name, address and social security number appear on the signature page hereto (“Grantee”).
Original Grant
Grantee and UGC previously entered into a Stock Appreciation Rights Agreement dated as of December 19, 2003 (“Agreement”) pursuant to which Grantee received an award of stock appreciation rights with respect to Class A common stock of UGC (individually, a “Capped SAR” and collectively, the “Capped SARs”) in substitution for an award granted by UGC Europe, Inc. with an original grant date of October 7, 2003. The Agreement provides that the amount payable upon exercise of a Capped SAR equals the amount, if any, by which the lesser of (i) the Fair Market Value of a share of UGC Class A common stock or (ii) a fixed amount (the “Ceiling Price”) exceeds the Base Price per Capped SAR. Capitalized terms used and not otherwise defined herein have the meaning ascribed to them in the Agreement.
LGI Business Combination
On June 15, 2005, UGC and Liberty Media International, Inc. were combined under a new parent company named Liberty Global, Inc. (“LGI”) pursuant to a business combination (the “Business Combination”). As a result of the Business Combination and without any action on the part of the Grantee, each of the Capped SARs subject to the Agreement was converted into a Capped SAR with respect to that number of shares of LGI’s Series A common stock (“Series A Stock”) equal to the product of the number of shares of UGC common stock subject to such converted UGC Capped SAR immediately prior to the effective time of the Business Combination multiplied by 0.2155, rounded down to the nearest whole number, and the Base Price and Ceiling Price of each converted UGC Capped SAR were similarly adjusted to be equal to the amount determined by dividing the Base Price and Ceiling Price, respectively, of such converted UGC Capped SAR immediately prior to the effective time of the Business Combination by 0.2155, rounded up to the nearest whole cent.
LGI Stock Dividend
On September 6, 2005, LGI effected a dividend of one share of LGI’s Series C common stock (“Series C Stock”) for each share of Series A Stock outstanding at 5:00 p.m., New York City time, on August 26, 2005 (the “Record Date”). As a result of the dividend and without any action on the part of the Grantee, each Capped SAR subject to the Agreement and outstanding on the Record Date (“Original Capped SARs”) was adjusted to represent two Capped SARs: a

Capped SAR with respect to the same number of shares of Series A Stock as the Original Capped SAR immediately prior to the Record Date (“Series A Capped SAR”) and a Capped SAR with respect to a number of shares of Series C Stock equal to the number of shares of Series A Stock to which the Original Capped SAR related immediately prior to the Record Date (“Series C Capped SAR”). The Base Price and Ceiling Price per Series C Capped SAR was set by multiplying the Base Price and Ceiling Price, respectively, per Original Capped SAR by .4863 and rounding the resulting number to the nearest whole cent (with any fraction of 1/2 or larger rounded up). The Base Price and Ceiling Price per Series A Capped SAR was set by deducting the Base Price or Ceiling Price, as applicable, of the Series C Capped SAR from the Base Price and Ceiling Price, respectively, of the Original Capped SAR.
Section 409A
Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) imposes significant additional taxes on certain forms of deferred compensation. In order to avoid the application of these additional taxes, the Agreement must be modified with respect to all Series A Capped SARs and Series C Capped SARs that first become exercisable after December 31, 2004.
The parties desire to effectuate the modifications to the Agreement required to comply with the provisions of Section 409A. LGI and the Grantee therefore agree as follows:
1. Modification of Exercise Provisions.
Notwithstanding anything to the contrary in the Agreement, the following terms will control the exercise of Series A Capped SARs and Series C Capped SARs:
(a)	Capped SARs Exercisable Prior to 2005. All outstanding Series A and Series C Capped SARs that became exercisable prior to January 1, 2005 may be exercised subject to the conditions and in the manner set forth under the original terms of the Agreement.

(b)	Capped SARs Exercisable During 2005. All Series A and Series C Capped SARs that first became or become exercisable during calendar year 2005 (“2005 Vested SARs”) may be exercised subject to the conditions and in the manner set forth under the original terms of the Agreement prior to the close of regular trading on The Nasdaq National Market on Friday, December 30, 2005 (the “Cut-Off Time”). In the event the Grantee has not exercised in full the 2005 Vested SARs prior to the Cut-Off Time, then (provided that the Grantee meets the other conditions for exercise set forth in the Agreement) the 2005 Vested SARs that remain exercisable but unexercised shall be deemed exercised in full as of 9 a.m. Eastern Standard Time on December 31, 2005, without any action on the part of the Grantee under Section 4 of the Agreement. For this purpose, all Series A Capped SARs and Series C Capped SARs exercised during the period from the first date of exercisability in 2005 to the Cut-Off Time shall first be applied to the 2005 Vested SARs and shall reduce the number of 2005 Vested SARs of the corresponding series that are deemed exercised on December 31, 2005 under this Section 1 (b).

(c)	SARs Exercisable After 2005. Series A and Series C Capped SARs that first become exercisable as of a date on or after January 1, 2006 (including as a result of acceleration of exercisability) shall be deemed exercised (as to the number of Series A and Series C Capped SARs then exercisable) as of the Close of Business on the first date of exercisability thereof, whether or not a Business Day, without any action on the part of the Grantee under Section 4 of the Agreement, provided that the Grantee meets the other conditions for exercise set forth in the Agreement. Sections 3 (c) and 8 of the Agreement shall not apply to any Series A or Series C Capped SARs that first become exercisable on or after January 1, 2006.

(d)	Payment Date. Subject to the withholding referred to in Section 5 of the Agreement, the consideration for the Series A and Series C Capped SARs that are deemed exercised under Section 1(b) or Section 1(c) of this Amendment shall be paid or delivered in accordance with Section 6 of the Agreement as soon as practicable after the deemed exercise date, but in any event no later than the fifth Business Day thereafter.
2. Other Terms.
Except as modified pursuant to this Amendment or by the adjustments referred to in the Preamble hereto, the terms of the Agreement shall remain in full force and effect.
3. Grantee Acceptance.
The Grantee will signify acceptance of this Amendment by signing in the space provided at the end hereof and returning a signed copy to UGC.
[Signature Page Follows]

Signature Page to Amendment, dated as of November 30, 2005, to Stock Appreciation Rights Agreement, dated as of December 19, 2003, between UnitedGlobalCom, Inc. and Grantee

UNITEDGLOBALCOM, INC.

By:

Name: Elizabeth M. Markowski
Title: Senior Vice President

GRANTEE:

Signature:

Grantee Name:

Address:

City/State/Country:

Social Security Number:

Series A Grant No.
Series C Grant No.